UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 339-6011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2023, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Parent Borrower”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Subsidiary Borrower” and, together with the Parent Borrower, the “Borrowers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into Amendment No. 7 (the “2023 Amendment”) to the Credit Agreement, dated as of October 27, 2014, as previously amended, (as amended, the “Credit Agreement”), by and among Borrowers, 1013421 B.C. Unlimited Liability Company, as holdings, the guarantors party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent. The 2023 Amendment (1) increases the availability under the senior secured revolving credit facility (the “Revolving Credit Facility”) from $1,000 million to $1,250 million and extends the maturity date from December 7, 2026 to September 21, 2028 without changing the leverage-based spread to adjusted SOFR, (2) increases the existing $1,234 million term loan A facility to a $1,275 million term loan A facility (the “Term Loan A Facility”) and extends the maturity date from December 7, 2026 to September 21, 2028 without changing the leverage-based spread to adjusted SOFR, (3) increases the $5,163 million term loan B facility to a $5,175 million term loan B facility (the “Term Loan B Facility”), increases the interest rate on the Term Loan B Facility to SOFR plus 225 basis points, and extends the maturity date from November 19, 2026 to September 21, 2030 and (4) makes certain other changes as set forth therein, including removing the 10 basis point adjustment to the term SOFR rate across the facilities and changes to certain covenants to provide increased flexibility. The security and guarantees under the amended Revolving Credit Facility, the Term Loan A Facility and the Term Loan B Facility will be the same as those under the existing facilities. The Company has existing hedging arrangements that generally run through October 2028 which remain in place and the proportion of the Company’s floating rate interest exposure that is hedged does not change in any material respect.

The foregoing summary of the 2023 Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the 2023 Amendment, filed as Exhibit 10.10(m) hereto, which is incorporated herein by reference.

Item 2.03. Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.10(m)
Amendment No. 7, dated as of September 21, 2023, to the Credit Agreement, dated October 27, 2014, by and among 1011778 B.C. Unlimited Liability Company, as parent borrower, New Red Finance, Inc., as subsidiary borrower, 1013421 B.C. Unlimited Liability Company, the other guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swing line lender, and the other lenders party thereto.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: September 21, 2023	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary